Exibit 99 - (a)(vi)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           FLAG INVESTORS FUNDS, INC.

         FLAG INVESTORS FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(1) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation of the Corporation, a majority of the entire Board of Directors has changed the name of the Corporation to Deutsche Investors Funds, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article II of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

         The name of the Corporation is: Deutsche Investors Funds, Inc.

         FIFTH: All references to the name of the Corporation, including its classes of shares of common stock, par value $.001 per share are hereby amended to reflect the foregoing name change.

         SIXTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or March 15, 2001.

         IN WITNESS WHEREOF, Flag Investors Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                  FLAG INVESTORS FUNDS, INC.

                  By:/s/Richard T. Hale
                     ----------------------
                     Richard T. Hale
                     President
                     Date: March 12, 2001

 [SEAL]

Attest:


/s/Amy M. Olmert
---------------------
Amy M. Olmert
Secretary
Date: March 12, 2001